DENNY’S CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011
-   Achieves Positive Same-Store Sales in Fourth Quarter and Full Year   -
-   2011 Full Year Adjusted Income Before Taxes* Increased 37%   -

SPARTANBURG, S.C., February 15, 2012 – Denny’s Corporation (NASDAQ: DENN), one of America’s largest full-service family restaurant chains, today reported results for its fourth quarter ended December 28, 2011.

Full Year Summary

•
System-wide same-store sales grew 0.7% with a 0.7% increase at franchised units and a 0.8% increase at company-owned units marking the first time both franchise and company same-store sales have been positive since 2007.

•	Opened 62 system-wide units, including 23 Flying J Travel Center conversion sites, five international units, and five university units.

•	Franchise operating margin, as a percentage of franchise and license revenue, increased 2.7 percentage points to 65.0% compared with the prior year.

•	Net income of $112.3 million, or $1.13 per diluted share, was impacted by an $89 million tax benefit from the release of a valuation allowance on certain deferred tax assets.

•	Adjusted Income Before Taxes* grew 36.6% to $37.3 million compared with the prior year.

•	Free Cash Flow* increased by $25.2 million to $47.6 million compared with the prior year.

•	Re-priced credit facility, reduced outstanding term loan debt by $42 million to $198 million, and repurchased 5.7 million shares.

Fourth Quarter Summary

•	System-wide same-store sales grew 1.6% with a 1.8% increase at franchised units and a 1.0% increase at company-owned units.

•	Same-store guest counts increased 0.7% at company-owned units with two-year same-store guest counts of positive 0.5%.

•	Opened 14 system-wide units, including one Flying J Travel Center conversion site and two units in Canada.

•
Net income of $92.0 million, or $0.94 per diluted share, was impacted by an $89 million tax benefit from the release of a valuation allowance on certain deferred tax assets and $1.8 million in impairment expense.

•	Adjusted Income Before Taxes* increased 86.3% to $9.5 million compared with the prior year quarter.

John Miller, President and Chief Executive Officer, stated, “In 2011 Denny’s made great progress as we generated positive same-store sales and guest counts overcoming the ongoing challenging consumer economic environment. This is a testament to the success of our positioning as America’s favorite diner, emphasizing everyday affordability with attractive Limited Time Only products. We are encouraged about the progress we have made thus far.  We will continue to work closely with our franchisees to maintain the growth in new units, sales and profitability, while generating additional free cash flow to further strengthen our balance sheet and repurchase shares in our efforts to increase long-term shareholder value.”

Fourth Quarter Results

For the fourth quarter of 2011, Denny’s total operating revenue, including company restaurant sales and franchise revenue, was $130.2 million compared with $135.9 million in the prior year quarter. Company restaurant sales decreased $5.3 million due to 17 fewer equivalent company restaurants compared with the prior year quarter, partially offset by the increase in same-store sales for the quarter.

Company restaurant operating margin (as a percentage of company restaurant sales) was 12.8%, an increase of 0.5 percentage points compared with the prior year quarter. The increase was primarily driven by lower payroll and benefit costs, partially offset by increases in occupancy expense, and other operating costs compared to the prior year quarter.

Franchise and license revenue was $31.8 million compared with $32.2 million in the prior year quarter. Franchise revenue was impacted by a $1.7 million decrease in initial and other fee revenue associated with opening 36 Flying J conversion units in the prior year quarter. This decrease was partially offset by a $1.0 million increase in royalties due to 61 additional equivalent franchise restaurants and the effects of higher same-store sales. Denny’s franchisees opened 14 new units in the fourth quarter of this year, including one Flying J Travel Center conversion site and two units in Canada. During the quarter, Denny’s franchisees closed six restaurants and purchased 17 company restaurants.

Franchise operating margin increased $0.2 million to $20.9 million primarily due to the increases in franchise royalties and occupancy margin and decrease in direct franchise costs, which were partially offset by the decrease in initial and other fee revenue. Franchise operating margin, as a percentage of franchise and license revenue, was 65.5%, an increase of 1.2 percentage points compared with the prior year quarter.

Total general and administrative expenses decreased $1.3 million compared with the prior year quarter primarily due to a reduction in performance-based compensation expenses.

Depreciation and amortization expense decreased by $1.1 million compared with the prior year quarter, primarily as a result of the sales of restaurants over the past two years. Net operating gains, losses and other charges, which reflect restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, decreased $4.6 million in the quarter. The decrease was primarily the result of lower gains on the sale of assets and impairment charges related to underperforming units.

Interest expense decreased $1.8 million, or 28%, to $4.7 million as a result of lower interest rates under our re-priced credit facility and a $41.5 million reduction in total gross debt over the last 12 months.

In the fourth quarter, we recorded an $89 million net deferred tax benefit from the release of a substantial portion of the valuation allowance on certain deferred tax assets. This release is primarily based on our improved historical and projected pre-tax income. We paid $1.1 million in cash taxes in 2011, which were reduced by the utilization of certain net operating loss carryforwards. We will continue to utilize additional net operating losses and income tax credit carryforwards to eliminate the majority of our cash taxes for the next several years.

Denny’s net income was $92.0 million, or $0.94 per diluted share, compared with the prior year quarter net income of $2.7 million, or $0.03 per diluted share. Adjusted Income Before Taxes*, Denny’s metric for earnings guidance, increased 86.3% to $9.5 million compared with the prior year quarter adjusted income of $5.1 million.

Business Outlook

Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, stated, “We are pleased that we have been able to drive significant improvements in our business. These improvements are reflected in our results, specifically the increases in profitability and same-store sales. Our franchise focused business model has enabled us to continue to strengthen our balance sheet giving us more flexibility to support our franchise-focused growth and return value to shareholders. We anticipate building upon our momentum by further driving franchise revenue growth through new units and increased same-store sales, which will enable us to deliver increased profitability and free cash flow.”

Component	Full Year 2012 Guidance
Company Same-Store Sales	0.0% to 2.0%
Franchise Same-Store Sales	0.0% to 2.0%
New System Units	45 – 50 (includes 1 company-owned unit)
Adjusted EBITDA* ($M)	$80 to $84
Adjusted Income Before Taxes* ($M)	$41 to $45
Interest Expense, net ($M)	$16 to $17 (includes $13 to $14 of net cash interest expense)
Cash Capital Expenditure ($M)	$15 to $16
Cash Taxes ($M)	$2 to $4
Free Cash Flow* ($M)	$48 to $52

*	Please refer to the historical reconciliation of net income to Adjusted Income Before Taxes, Adjusted EBITDA, and Free Cash Flow included in the tables below.

Further Information

Denny’s will provide further commentary on the results for the fourth quarter of 2011 on its quarterly investor conference call today, Wednesday, February 15, 2012 at 5:00 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at ir.dennys.com.  A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

Denny's is one of America's largest full-service family restaurant chains, currently operating more than 1,680 franchised, licensed, and company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Honduras, Guam, Puerto Rico and New Zealand. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect our best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz Brady, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
(In thousands, except per share amounts)	12/28/11	12/29/10

Revenue:
Company restaurant sales	$98,360	$103,681
Franchise and license revenue	31,834	32,204
Total operating revenue	130,194	135,885
Costs of company restaurant sales	85,770	90,908
Costs of franchise and license revenue	10,971	11,489
General and administrative expenses	13,786	15,059
Depreciation and amortization	6,602	7,653
Operating (gains), losses and other charges, net	1,259	(3,350)
Total operating costs and expenses	118,388	121,759
Operating income	11,806	14,126
Other expenses:
Interest expense, net	4,650	6,486
Other nonoperating expense, net	81	4,536
Total other expenses, net	4,731	11,022
Income before income taxes	7,075	3,104
Provision for (benefit from) income taxes	(84,973)	371
Net income	$92,048	$2,733

Net income per share:
Basic	$0.96	$0.03
Diluted	$0.94	$0.03

Weighted average shares outstanding:
Basic	96,188	99,671
Diluted	97,750	102,126

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Year	Year
	Ended	Ended
(In thousands, except per share amounts)	12/28/11	12/29/10

Revenue:
Company restaurant sales	$411,595	$423,936
Franchise and license revenue	126,939	124,530
Total operating revenue	538,534	548,466
Costs of company restaurant sales	357,759	365,999
Costs of franchise and license revenue	44,368	46,987
General and administrative expenses	55,352	55,619
Depreciation and amortization	27,979	29,637
Operating (gains), losses and other charges, net	2,102	(4,944)
Total operating costs and expenses	487,560	493,298
Operating income	50,974	55,168
Other expenses:
Interest expense, net	20,040	25,792
Other nonoperating expense, net	2,607	5,282
Total other expenses, net	22,647	31,074
Income before income taxes	28,327	24,094
Provision for (benefit from) income taxes	(83,960)	1,381
Net income	$112,287	$22,713

Net income per share:
Basic	$1.15	$0.23
Diluted	$1.13	$0.22

Weighted average shares outstanding:
Basic	97,646	98,902
Diluted	99,588	101,391

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	12/28/11	12/29/10

ASSETS
Current Assets
Cash and cash equivalents	$13,740	$29,074
Receivables, net	14,971	17,280
Assets held for sale	2,351	1,933
Other	14,712	14,199
Current deferred tax asset	15,519	-
	61,293	62,486

Property, net	112,772	129,518
Goodwill	30,764	31,308
Intangible assets, net	50,921	52,054
Other assets	34,115	35,840
Noncurrent deferred tax asset	60,636	-
Total Assets	$350,501	$311,206

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Current maturities of long-term debt	$2,591	$2,583
Current maturities of capital lease obligations	4,380	4,109
Accounts payable	25,935	25,957
Other current liabilities	54,289	57,685
	87,195	90,334
Long-Term Liabilities
Long-term debt, less current maturities	193,257	234,143
Capital lease obligations, less current maturities	18,077	18,988
Deferred income taxes	-	13,339
Other	61,648	58,114
	272,982	324,584
Total Liabilities	360,177	414,918

Shareholders' Deficit
Common stock	1,027	1,001
Paid-in capital	557,396	548,490
Deficit	(517,827)	(630,114)
Accumulated other comprehensive loss, net of tax	(24,813)	(19,199)
Treasury stock	(25,459)	(3,890)
Total Shareholders' Deficit	(9,676)	(103,712)
Total Liabilities and Shareholders' Deficit	$350,501	$311,206

Debt Balances

(In thousands)	12/28/11	12/29/10

Credit facility term loans due 2016, net of discount of $2,251 and $3,455, respectively	$195,749	$236,545
Capital leases and other debt	22,556	23,278
Total Debt	$218,305	$259,823

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow and G&A Reconciliations
(Unaudited)

	Quarter	Quarter	Year	Year
Income and EBITDA Reconciliation	Ended	Ended	Ended	Ended
(In millions)	12/28/11	12/29/10	12/28/11	12/29/10

Net income	$92.0	$2.7	$112.3	$22.7

Provision for (benefit from) income taxes	(85.0)	0.4	(84.0)	1.4
Operating (gains), losses and other charges, net	1.3	(3.4)	2.1	(4.9)
Other nonoperating expense, net	0.1	4.5	2.6	5.3
Share-based compensation	1.0	0.8	4.2	2.8

Adjusted Income Before Taxes (1)	$9.5	$5.1	$37.3	$27.3

Interest expense, net	4.7	6.5	20.0	25.8
Depreciation and amortization	6.6	7.7	28.0	29.6
Cash payments for restructuring charges and exit costs	(0.6)	(3.5)	(2.7)	(7.0)
Cash payments for share-based compensation	(0.2)	(0.4)	(0.8)	(1.9)

Adjusted EBITDA (1)	$19.9	$15.4	$81.8	$73.8

Cash interest expense, net	(3.9)	(5.8)	(17.0)	(23.1)
Cash paid for income taxes, net	(0.1)	(0.5)	(1.1)	(0.9)
Cash paid for capital expenditures	(3.2)	(14.2)	(16.1)	(27.4)

Free Cash Flow (1)	$12.7	$(5.0)	$47.6	$22.4

	Quarter	Quarter	Year	Year
General and Administrative Expenses Reconciliation	Ended	Ended	Ended	Ended
(In millions)	12/28/11	12/29/10	12/28/11	12/29/10

Share-based compensation	$1.0	$0.8	$4.2	$2.8
Other general and administrative expenses	12.8	14.3	51.2	52.8
Total general and administrative expenses	$13.8	$15.1	$55.4	$55.6

(1)
We believe that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA and Free Cash Flow are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis.  We also use Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our credit facility for the computation of our debt covenant ratios.  Free Cash Flow, defined at Adjusted EBITDA less cash paid for interest net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA and Free Cash Flow should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter		Quarter
	Ended		Ended
(In millions)	12/28/11		12/29/10

Company restaurant operations: (2)
Company restaurant sales	$98.4	100.0%	$103.7	100.0%
Costs of company restaurant sales:
Product costs	24.7	25.1%	25.9	25.0%
Payroll and benefits	39.7	40.4%	43.5	41.9%
Occupancy	6.8	6.9%	6.6	6.3%
Other operating costs:
Utilities	4.3	4.4%	4.3	4.1%
Repairs and maintenance	1.7	1.7%	1.7	1.7%
Marketing	4.3	4.4%	3.9	3.8%
Legal settlements	0.2	0.2%	(0.4)	(0.3%)
Other	4.1	4.1%	5.5	5.3%
Total costs of company restaurant sales	$85.8	87.2%	$90.9	87.7%
Company restaurant operating margin (3)	$12.6	12.8%	$12.8	12.3%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$19.6	61.4%	$18.5	57.6%
Initial and other fee revenue	1.1	3.6%	2.8	8.8%
Occupancy revenue	11.1	35.0%	10.8	33.6%
Total franchise and license revenue	$31.8	100.0%	$32.2	100.0%

Costs of franchise and license revenue
Direct franchise costs	$2.9	9.2%	$3.2	9.9%
Occupancy costs	8.1	25.3%	8.3	25.8%
Total costs of franchise and license revenue	$11.0	34.5%	$11.5	35.7%
Franchise operating margin (3)	$20.9	65.5%	$20.7	64.3%

Total operating revenue (1)	$130.2	100.0%	$135.9	100.0%
Total costs of operating revenue (1)	96.7	74.3%	102.4	75.4%
Total operating margin (1)(3)	$33.5	25.7%	$33.5	24.6%

Other operating expenses: (1)(3)
General and administrative expenses	$13.8	10.6%	$15.1	11.1%
Depreciation and amortization	6.6	5.1%	7.7	5.6%
Operating gains, losses and other charges, net	1.3	1.0%	(3.4)	(2.5%)
Total other operating expenses	$21.6	16.6%	$19.4	14.2%

Operating income (1)	$11.8	9.1%	$14.1	10.4%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Year		Year
	Ended		Ended
(In millions)	12/28/11		12/29/10

Company restaurant operations: (2)
Company restaurant sales	$411.6	100.0%	$423.9	100.0%
Costs of company restaurant sales:
Product costs	101.8	24.7%	101.5	23.9%
Payroll and benefits	167.6	40.7%	172.5	40.7%
Occupancy	27.4	6.7%	28.0	6.6%
Other operating costs:
Utilities	18.1	4.4%	18.2	4.3%
Repairs and maintenance	7.2	1.8%	7.4	1.8%
Marketing	16.1	3.9%	17.4	4.1%
Legal settlements	0.8	0.2%	0.4	0.1%
Other	18.9	4.6%	20.6	4.8%
Total costs of company restaurant sales	$357.8	86.9%	$366.0	86.3%
Company restaurant operating margin (3)	$53.8	13.1%	$57.9	13.7%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$79.2	62.4%	$73.0	58.6%
Initial and other fee revenue	3.2	2.5%	6.7	5.4%
Occupancy revenue	44.5	35.1%	44.8	36.0%
Total franchise and license revenue	$126.9	100.0%	$124.5	100.0%

Costs of franchise and license revenue
Direct franchise costs	$10.7	8.5%	$12.6	10.1%
Occupancy costs	33.6	26.5%	34.4	27.6%
Total costs of franchise and license revenue	$44.4	35.0%	$47.0	37.7%
Franchise operating margin (3)	$82.6	65.0%	$77.5	62.3%

Total operating revenue (1)	$538.5	100.0%	$548.5	100.0%
Total costs of operating revenue (1)	402.1	74.7%	413.0	75.3%
Total operating margin (1)(3)	$136.4	25.3%	$135.5	24.7%

Other operating expenses: (1)(3)
General and administrative expenses	$55.4	10.3%	$55.6	10.1%
Depreciation and amortization	28.0	5.2%	29.6	5.4%
Operating gains, losses and other charges, net	2.1	0.4%	(4.9)	(0.9%)
Total other operating expenses	$85.4	15.9%	$80.3	14.6%

Operating income (1)	$51.0	9.5%	$55.2	10.1%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Quarter	Quarter	Year	Year
Same-Store Sales	Ended	Ended	Ended	Ended
(increase/(decrease) vs. prior year)	12/28/11	12/29/10	12/28/11	12/29/10

Same-Store Sales
Company Restaurants	1.0%	(1.6%)	0.8%	(3.6%)
Franchised Restaurants	1.8%	(1.4%)	0.7%	(3.7%)
System-wide Restaurants	1.6%	(1.4%)	0.7%	(3.7%)

Company Restaurant Sales Detail
Guest Check Average	0.3%	(1.4%)	0.6%	(1.7%)
Guest Counts	0.7%	(0.2%)	0.2%	(1.9%)

	Quarter	Quarter	Year	Year
Average Unit Sales	Ended	Ended	Ended	Ended
($ in thousands)	12/28/11	12/29/10	12/28/11	12/29/10

Company Restaurants	$455	$445	$1,838	$1,813

Franchised Restaurants	$342	$332	$1,385	$1,361

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 9/28/11	223	1,454	1,677

Units Opened	0	14	14
Units Relocated	0	0	0
Units Refranchised	(17)	17	0
Units Closed (Including Units Relocated)	0	(6)	(6)
Net Change	(17)	25	8

Ending Units 12/28/11	206	1,479	1,685

Equivalent Units
Fourth Quarter 2011	216	1,465	1,681
Fourth Quarter 2010	233	1,404	1,637
	(17)	61	44

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 12/29/10	232	1,426	1,658

Units Opened	8	53	61
Units Relocated	0	1	1
Units Refranchised	(30)	30	0
Units Closed (Including Units Relocated)	(4)	(31)	(35)
Net Change	(26)	53	27

Ending Units 12/28/11	206	1,479	1,685

Equivalent Units
Year-to-Date 2011	224	1,447	1,671
Year-to-Date 2010	234	1,349	1,583
	(10)	98	88